UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/29/2009

CUTERA, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50644

DE	770492262
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3240 Bayshore Boulevard, Brisbane, CA 94005
(Address of principal executive offices, including zip code)

415-657-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Upon the recommendation of our Compensation Committee of our Board of Directors (the "Board"), on June 29, 2009 our Board increased the annual retainer payment for non employee directors to $45,000. In addition, the Board, as Administrator under the Amended and Restated 2004 Equity Incentive Plan (the "Plan"), replaced the grant of Subsequent Options (as defined in the Plan) to directors with an annual grant of $60,000 in shares of our common stock (the "Stock Award"). The Stock Award was issued to each non employee director on June 29, 2009, with the exception of David A. Gollnick, in lieu of the Subsequent Option that would have been provided to the non-employee directors following the 2009 Annual Meeting. It is expected that the Stock Award will be issued automatically to the then current non-employee directors at each annual meeting thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC

Date: July 01, 2009	By:	/s/ Kevin P. Connors
Kevin P. Connors
President, Executive Vice President and Director